Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
August 19, 2014	TRADED: Nasdaq

LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND;
BOARD OF DIRECTORS SETS ANNUAL MEETING DATE AND TIME

COLUMBUS, Ohio, Aug. 19 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 44 cents per share on the company’s common stock, payable September 30, 2014 to shareholders of record on September 9, 2014.
The board voted to continue the cash dividend at the higher level set nine months ago. The company is one of only 16 U.S. companies to have increased regular cash dividends each year for 51 consecutive years.
The company also announced that its board of directors has set the annual meeting of shareholders for 11:30 a.m. ET, Monday, November 17, 2014 in the Edna Boies Hopkins meeting room at The Hilton Columbus Downtown, 401 North High Street, Columbus, Ohio 43215. The record date for shareholders entitled to vote at the meeting is Friday, September 19, 2014.
John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The dividend reflects the company’s continued strong financial position and will be the 205th consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2015 is $1.76 per share, up from the $1.72 per share paid in fiscal 2014.
Common shares currently outstanding are approximately 27,339,000.

Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;
MORE . . .

PAGE 2 / LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	price and product competition;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	fluctuations in the cost and availability of raw materials and packaging;

•	dependence on contract manufacturers;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	stability of labor relations;

•	changes in financial markets;

•	access to any required financing;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

#####

FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com